WACHOVIA PREFERRED FUNDING CORP.

7.25% NONCUMULATIVE EXCHANGEABLE PERPETUAL
PREFERRED SECURITIES, SERIES A
(liquidation preference $25.00 per preferred security) exchangeable in specified circumstances into
Noncumulative Preferred Stock
of Wachovia Corporation

UNDERWRITING AGREEMENT

January [    ], 2003

Wachovia Securities, Inc.
One Wachovia Center
Charlotte, North Carolina 28288

As Representative of the Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Wachovia Preferred Funding Holding Corp., a corporation organized under the laws of the State of California (“Holding”) and a wholly-owned subsidiary of Wachovia Bank, National Association (the “Bank”), proposes to sell to the underwriters named in Schedule I hereto (the “Underwriters,” provided that if such underwriter and the Representative are one and the same person, then any reference to the term “Representative” shall be construed accordingly), for whom you are acting as Representative, 12,000,000 shares of 7.25% noncumulative exchangeable perpetual preferred securities, Series A (liquidation preference $25.00 per preferred security) (the “Securities”) of Wachovia Preferred Funding Corp., a corporation organized under the laws of the State of Delaware (the “Company”).

Upon the occurrence of a Supervisory Event (as defined in the Prospectus (as defined below)) and at the direction of the Office of the Comptroller of the Currency (the “OCC”), the Securities will be exchanged on a one for one basis for depositary shares (the “Depositary Shares”) representing Series G 7.25% noncumulative preferred stock, Class A (liquidation preference $150.00 per share (the “Wachovia Securities”)) of Wachovia Corporation, a corporation organized under the laws of the State of North Carolina (“Wachovia”). Each Depositary Share will represent a one-sixth interest in one Wachovia Security and will be issued pursuant to a Deposit Agreement among Wachovia, the Bank and the holders from time to time of the depository receipts (the “Depositary Receipts”) issued by the Bank, as Depository, and evidencing the Depositary Shares (the “Deposit Agreement”).

Wachovia, Holding and the Company are hereinafter collectively referred to as the “Wachovia Parties.”

SECTION 1.    Representations and Warranties.    Wachovia, Holding and the Company jointly and severally represent and warrant to each Underwriter that:

(a)    Compliance with Registration Requirements.

(i)    The registration statement (File Nos. 333- [            ] and 333-[             ]) on Form S-11 and Form S-3, respectively (collectively, the “registration statement”), including a prospectus that shall be used in connection with the sale of the Securities, has been filed by Wachovia and the Company (each, a “Registrant”) with the Securities and Exchange Commission (the “Commission”), in the form heretofore delivered to the Representative. The registration statement, as it may have been amended prior to the date of this Agreement, has become effective under the Securities Act of 1933, as amended (the “Securities Act”) and no stop order suspending the effectiveness of the registration statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending, or to the knowledge of either Registrant, are contemplated by the Commission. The registration statement, including any final prospectus filed under Rule 424(b) under the Securities Act and the documents incorporated by reference in the prospectus contained in the registration statement as of the time it became effective, each as amended to the date of this Agreement, is hereinafter referred to as the “Registration Statement”; the prospectus included in the registration statement as initially declared effective by the Commission is hereinafter referred to as the “Preliminary Prospectus”; and the final prospectus, in the form first filed under Rule 424(b) under the Securities Act, is hereinafter referred to as the “Prospectus.” Any reference herein to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein which were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the date of this Agreement, and any reference herein to the terms “amend” or “amendment” with respect to the Registration Statement, the Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act deemed to be incorporated therein by reference after the date of this Agreement.

(ii)    The Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that they make no representations or warranties as to the information contained in or omitted from the Preliminary Prospectus in reliance upon and in conformity with information furnished in writing to the Registrants by or on behalf of any Underwriter through the Representative expressly for use therein.

(iii)    The Registration Statement, at the time it became effective, and any amendments thereof filed prior to the date hereof, as of their respective effective dates, conformed in all material respects to the requirements of the Securities Act and the rules and regulations of the Commission thereunder; the Registration Statement and the Prospectus, and any amendments thereof and supplements thereto, will conform in all material respects to the requirements of the Securities Act and the respective rules and regulations of the Commission thereunder, and no such document, as of their respective effective date and, in the case of the Prospectus and any amendments thereof or supplements thereto, as of the Closing Date (as hereinafter defined), included or will include any untrue statement of a material fact or omitted or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, provided that they make no representations or warranties as to the information contained in or omitted from the Prospectus or any amendment thereof in reliance upon and in conformity with information furnished in writing to the Registrants by or on behalf of any Underwriter specifically for use in connection with the preparation of the Prospectus or any amendment thereof.

(b)    Good Standing of the Wachovia Parties.

(i)    Each of the Wachovia Parties and the Bank has been duly incorporated, is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation and has all power and authority (corporate and other) necessary to own or hold its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(ii)    The organization of the Company and its subsidiaries and their proposed method of operation will enable the Company to meet the requirements for qualification and taxation as a real estate investment trust under the Internal Revenue Code of 1986, as amended.

(iii)    Neither the Bank nor any of its subsidiaries (including the Company) is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with the OCC, or any other Federal or state authority or agency charged with the supervision or insurance of the Bank and its subsidiaries.

(c)    Authorization of the Securities. The Securities have been duly authorized, issued and delivered by the Company and are fully paid and non-assessable; the Securities and all other capital stock of the Company conform in all material respects to the descriptions thereof in the Prospectus; the issuance of the Securities is not subject to preemptive or other similar rights; the Securities are directly owned by Holding free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and upon the delivery of and payment for the Securities on the Closing Date hereunder the several Underwriters will acquire valid and unencumbered title to the Securities to be delivered by Holding.

(d)    The Wachovia Securities and Depositary Shares.    The Wachovia Securities have been duly authorized and reserved for issuance and when issued and delivered upon the occurrence of a Supervisory Event will be validly issued, fully paid and non-assessable and will not be issued in violation of the preemptive or other similar rights of any securityholder of Wachovia; the capital stock of Wachovia conforms in all material respects to the description thereof in the Prospectus; upon issuance by the Depositary of Depositary Receipts evidencing Depositary Shares against the deposit of Wachovia Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts will be duly and validly issued and the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement; and the Deposit Agreement and the Depositary Shares conform in all material respects to the descriptions thereof in the Prospectus.

(e)    Authorization and Execution of Agreements; No Breach.    This Agreement and the Deposit Agreement have been duly authorized, executed and delivered by, and are valid, binding and enforceable obligations of, each of the Wachovia Parties that is a party thereto. The execution, delivery and performance of this Agreement and the Deposit Agreement by the Wachovia Parties, the delivery of the Securities by Holding and the issuance and delivery of the Wachovia Securities by Wachovia, and compliance with the provisions hereof and thereof by the Wachovia Parties will not constitute a breach of or default under: (i) the corporate charter or by-laws of any Wachovia Party, (ii) any material agreement, indenture or other instrument relating to indebtedness for money borrowed to which any Wachovia Party is a party, or, (iii) to the best of any Wachovia Party’s knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over any of the Wachovia Parties or any of their subsidiaries or any property of any Wachovia Party, which breach or default would be reasonably likely to have a material adverse effect on any Wachovia Party and its subsidiaries taken as a whole.

(f)    No Further Approvals.    No consent, authorization or order of, or filing or registration with, any court or governmental agency or authority is required for the execution, delivery and performance of this Agreement, including the sale of the Securities and the deposit by Wachovia of the Wachovia Securities with the Bank against issuance of the Depositary Receipts, except such as have been made or obtained or will be made or obtained on or before the Closing Date under the Securities Act and under applicable OCC rules and regulations and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus.

(g)    Investment Company Act.    Neither Registrant is or, after giving effect to the offering and sale of the Securities as described in the Prospectus, will be an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(h)    No Dividend Payment.    With respect to each subsidiary of the Company or the Bank, as applicable, which is material to the consolidated assets or consolidated revenues of the Company or the Bank, as applicable (in each case, a “Material Subsidiary”), no Material Subsidiary is currently prohibited, directly or indirectly, from (i) paying any dividends to the Company or the Bank, as the case may be, (ii) making any other distribution on such subsidiary’s capital stock, (iii) repaying to the Company or the Bank, as the case may be, any loans or advances to such subsidiary from the Company or the Bank, as the case may be, or (iv) transferring any of such subsidiary’s property or assets to the Company or the Bank or, in the case of a subsidiary of the Bank, to any other subsidiary of the Bank, except in each case as described in or contemplated by the Prospectus.

(i)    Listing.    The Securities are listed and admitted and authorized for trading on the New York Stock Exchange.

SECTION 2.    Purchase and Sale.    Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, Holding agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from Holding, at the purchase price of $25.00 per Security, the amount of Securities set forth opposite such Underwriter’s name in Schedule I hereto. Holding agrees to pay the Underwriters the fees described in the Prospectus under “Underwriting” in an aggregate amount equal to $0.[            ] per Security on the Closing Date.

SECTION 3.    Delivery and Payment.    Delivery of and payment for the Securities shall be made at 10:00 AM, New York City time, on [            ], 2003, which date and time may be postponed by agreement between the Representative and Holding (such date and time of delivery of and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of Holding in the manner and type of funds specified by Holding. Certificates for the Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day in advance of the Closing Date.

Holding agrees to have the Securities available for inspection, checking and packaging in New York, New York, on the business day prior to the Closing Date.

SECTION 4.    Offering by Underwriters.    It is understood that the several Underwriters propose to offer the Securities for sale as set forth in the Prospectus.

SECTION 5.    Agreements.    Each of the Wachovia Parties jointly and severally agrees with the each Underwriter that:

(a)    The Registrants will cause the Prospectus to be filed, or transmitted for filing, with the Commission pursuant to Rule 424 under the Securities Act and will promptly advise the Representative when the Prospectus has been so filed or transmitted for filing, and, prior to the termination of the offering of the Securities to which such Prospectus relates, also will promptly advise the Representative (i) when any amendment to the Registration Statement has become effective or any supplement to the Prospectus has been so filed or transmitted for filing, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose, and (iv) of the receipt by Wachovia or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Registrants will use their reasonable best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as reasonably possible the withdrawal thereof. For so long as a prospectus relating to the Securities is required to be delivered under the Securities Act, the Registrants will not file or transmit for filing any amendment to the Registration Statement or the Prospectus which relates to the Securities unless the Registrants have furnished you or counsel for the Underwriters a copy for your review prior to filing or transmission for filing.

(b)    If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus in connection with the sale of the Securities to comply with the Securities Act or the rules and regulations of the Commission thereunder, promptly after becoming aware thereof, the Registrants will notify the Representative or counsel for the Underwriters and, upon their or its reasonable request, prepare and file or transmit for filing with the Commission an amendment or supplement which will correct such statement or omission or effect such compliance.

(c)    During the period when the Prospectus is required to be delivered under the Securities Act or the Exchange Act, the Registrants will file or cause to be filed all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act.

(d)    The Registrants will make generally available to their security holders and to the Representative as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Registrants during which the filing, or transmission for filing, of the Prospectus pursuant to Rule 424 under the Act occurs (except not later than 90 days after the end of such period if such quarter is the last fiscal quarter), an earnings statement (which need not be audited) of each Registrant and their respective subsidiaries, covering such 12-month period, which will satisfy the provisions of Section 11(a) and Rule 158 of the Securities Act.

(e)    The Registrants will use their best efforts to furnish in New York City to each of the Underwriters prior to 10:00 a.m., New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, as many copies of the Prospectus, the Preliminary Prospectus and all amendments of such documents as may be reasonably requested.

(f)    Holding will pay all expenses incident to the performance by the

Wachovia Parties of their obligations under this Agreement, and will pay the expenses of preparing, printing or reproduction and filing all documents relating to the offering and mailing and delivering such to Underwriters and dealers, any filing fee incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities, all expenses in connection with the registration of the Securities under the Exchange Act and the listing of the Securities on the New York Stock Exchange, all expenses in connection with the qualification of the Securities for offering and sale under state securities laws (including the fees and disbursements of counsel to the Underwriters in connection with such qualification and the preparation of the Blue Sky and legal investment surveys), any taxes payable in connection with the sale and delivery of the Securities by Holding to the Underwriters, and any fees charged for rating the Securities.

(g)    The Registrants will use their reasonable best efforts to arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and to maintain such qualifications in effect so long as required for the distribution of the Securities; provided that the Wachovia Parties shall not be required to qualify to do business in any jurisdiction where they are not now qualified or to take any action which would subject them to general or unlimited service of process in any jurisdiction where they are not now so subject.

SECTION 6.    Conditions to the Obligations of the Underwriters.    The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy in all material respects of the representations and warranties on the part of the Wachovia Parties contained herein as of the date hereof and the Closing Date, to the accuracy in all material respects of the statements of the Wachovia Parties made in any certificates pursuant to the provisions hereof, to the performance in all material respects by the Wachovia Parties of their obligations hereunder and to the following additional conditions:

(a)    Effectiveness of Registration Statement.    No stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted and be pending or have been threatened as of the Closing Date; and all requests for additional information on the part of the Commission shall have been complied with.

(b)    Certificates.    Each of the Wachovia Parties shall have furnished to the Representative a certificate, dated the Closing Date, signed by the principal financial or accounting officer of each Wachovia Party, to the effect that, to the best of his/her knowledge after reasonable investigation:

(i)    The representations and warranties of such Wachovia Party in this Agreement are true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and such Wachovia Party has complied with all the agreements and satisfied all the conditions herein on its part to be performed or satisfied at or prior to the Closing Date, in all material respects;

(ii)    No stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted and are pending or have been threatened as of such date;

(iii)    Since the date of the most recent financial statements included in the Prospectus, there has been no material adverse change in the financial position, results of operations, cash flows or prospects relating thereto of such Wachovia Party together with its subsidiaries taken as a whole, except as set forth in or contemplated by the Prospectus; and

(iv)    Since the date of this Agreement, no downgrading has occurred in the rating accorded to the Securities or as described in Section 6(h).

(c)    Opinion of Counsel of Wachovia.    The Representative shall have received a written opinion of counsel from Ross E. Jeffries, Esq., Senior Vice President and Assistant General Counsel of Wachovia, dated as of the Closing Date and addressed to the Underwriters in form and substance satisfactory to counsel for the Underwriters (substantially in the form of Exhibit A hereto).

As to matters governed by New York law, Mr. Jeffries may rely upon the opinion of Sullivan & Cromwell LLP delivered pursuant to Section 6(d).

(d)    Opinion of Counsel for the Wachovia Parties.    The Representative shall have received written opinions from Sullivan & Cromwell LLP, counsel for the Wachovia Parties, dated as of the Closing Date and addressed to the Underwriters in form and substance satisfactory to counsel for the Underwriters (substantially in the form of Exhibit B-1 and Exhibit B-2 hereto).

As to matters governed by North Carolina law, Sullivan & Cromwell LLP may rely upon the opinion of Ross E. Jeffries, Esq., Senior Vice President and Assistant General Counsel of Wachovia, delivered pursuant to Section 6(c).

(e)    Opinion of Counsel for the Underwriters.    The Representative shall have received from Cleary, Gottlieb, Steen & Hamilton, counsel for the Underwriters, such opinion or opinions, dated as of the Closing Date and addressed to the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus and other related matters as the Representative may reasonably require, and the Wachovia Parties shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)    Accountant’s Comfort Letters.    The Representative shall have received from Ernst & Young LLP and KPMG LLP, independent accountants for the Wachovia Parties, letters, dated as of the date hereof and, in the case of KPMG LLP, as of the Closing Date, in form and substance satisfactory to the Representative (substantially in the form of Exhibit C, Exhibit D-1, Exhibit D-2, Exhibit D-3 and Exhibit D-4 hereto) containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(g)    Material Adverse Change.    Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the financial position, long-term debt, stockholders’ equity or results of operations of any Wachovia Party together with its consolidated subsidiaries, taken as a whole, which the Representative concludes, after consultation with the Wachovia Parties, in the judgment of the Representative is so material and adverse as to make it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

(h)    Maintenance of Rating.    At the Closing Date, the Securities shall be rated not less than A2 by Moody’s Investors Service, Inc. and not less than BBB+ by Standard & Poors Rating Services and neither rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of Wachovia’s unsecured debt securities or preferred stock.

(i)     Additional Documents.    The Wachovia Parties shall have furnished to the Representative such further information, certificates and documents as they may reasonably request prior to the Closing Date.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representative and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Wachovia Parties in writing or by telephone or telegraph confirmed in writing.

SECTION 7.    Indemnification and Contribution.

(a)    The Wachovia Parties jointly and severally agree to indemnify and hold harmless each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement or in any amendment thereof filed prior to the date hereof, or in the Registration Statement or the Prospectus, or in any amendment thereof or supplement thereto, or in the Preliminary Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that (i) the Wachovia Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Wachovia Parties by or on behalf of any Underwriter through the Representative specifically for use in the Prospectus or any supplement thereto or the Preliminary Prospectus, and (ii) such indemnity with respect to the Preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Securities which are the subject thereof if such person was not sent or given a copy of the Prospectus (or the Prospectus as amended or supplemented), excluding documents incorporated therein by reference, at or prior to the confirmation of the sale of such Securities to such person in any case where such delivery is required by the Securities Act and the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus (or the Prospectus as amended or supplemented). This indemnity agreement will be in addition to any liability which the Wachovia Parties may otherwise have.

(b)    Each Underwriter severally agrees to indemnify and hold harmless each Wachovia Party, each of their directors, each of their officers who signs the Registration Statement, and each person who controls each Wachovia Party within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Wachovia Parties to each Underwriter, but only with reference to written information furnished to the Wachovia Parties by or on behalf of such Underwriter through the Representative specifically for use in the Prospectus or any supplement thereto or the Preliminary Prospectus. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)    Promptly after receipt by an indemnified party under Section 7(a) or (b) of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under Section 7(a) or (b). In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under Section 7(a) or (b) for any legal or other expenses subsequently incurred by such indemnified party (other than reasonable costs of investigation) in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate national counsel, approved by the Representative, representing the indemnified parties who are parties to such action), (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii).

(d)    If the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Wachovia Parties on the one hand and the Underwriters of the Securities on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Wachovia Parties on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Wachovia Parties on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities (before deducting expenses) received by the Wachovia Parties bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Wachovia Parties on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Wachovia Parties and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the applicable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to the Securities and not joint.

SECTION 8.    Termination.    This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to Holding prior to delivery of and payment for the Securities, if prior to such time (i) trading in securities generally on the New York Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iii) there shall have occurred a material disruption in commercial banking or securities settlement or clearance services in the United States, or (iv) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States, such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Prospectus.

SECTION 9.    Substituted Underwriters.    If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate number of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Securities to be purchased on the Closing Date, the other Underwriters shall be obligated severally in the proportions that the number of Securities set forth opposite their respective names in Schedule I bears to the aggregate number of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Underwriters may agree, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on the Closing Date; provided that in no event shall the number of Securities that any Underwriter has agreed to purchase pursuant to Section 2 above be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate number of Securities with respect to which such default occurs is more than one-tenth of the aggregate number of Securities to be purchased on the Closing Date, and arrangements satisfactory to the Underwriters and the Wachovia Parties for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Wachovia Parties. In such case either the Underwriters or the Wachovia Parties shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration

Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

SECTION 10.    Certain Liabilities Upon Termination.    If this Agreement shall be terminated pursuant to Section 8 hereof, the Wachovia Parties shall not then be under any liability to any Underwriter except as provided in Sections 5(g) and 7 hereof; but, if for any other reason, any Securities are not delivered by or on behalf of the Company as provided herein, Holding will reimburse the Underwriters through you for all actual out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Securities not so delivered, but the Wachovia Parties shall then be under no further liability to any Underwriter in respect of the Securities not so delivered except as provided in Sections 5(g) and 7 hereof.

SECTION 11.    Representations and Indemnities to Survive.    The respective agreements, representations, warranties, indemnities and other statements of the Wachovia Parties or their respective officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Wachovia Parties or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 5(g), 7, 9, 13, 14 and 15 hereof shall survive the termination or cancellation of this Agreement.

SECTION 12.    Notices.    All communications hereunder will be in writing and effective only on receipt, and:

(i)    if sent to the Underwriters, will be mailed, delivered or telefaxed to:

Wachovia Securities, Inc.
One Wachovia Center
Charlotte, North Carolina 28288
Attention: Corporate Syndicate Desk
Facsimile: (704) 383-9165

With a copy to:

Cleary, Gottlieb, Steen and Hamilton
2000 Pennsylvania Ave, N.W.
Washington D.C. 20006
Attention: Kenneth Bachman, Esq.
Facsimile: (202) 974-1999

(ii)    if sent to a Wachovia Party, will be mailed, delivered or telefaxed to such Wachovia Party at:

One Wachovia Center
Charlotte, North Carolina 28288

Attention: Ross Jeffries
Facsimile: (704) 715-4496

With a copy to:

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004
Attention: Robert Downes, Esq.
Facsimile: (212) 558-3588

SECTION 13.    Successors.    This Agreement will inure to the benefit of and be binding upon the parties hereto (including any Underwriter or Underwriters added pursuant to Section 9 hereof) and their respective successors, heirs, executors, administrators and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

SECTION 14.    Applicable Law.    This Agreement will be governed by and construed in accordance with the laws of the State of New York.

SECTION 15.    Counterparts; Notices.    This Agreement may be signed in any number of counterparts, each of which shall be deemed an original, which taken together shall constitute one and the same instrument.

SECTION 16.    Action by Underwriters.    Any action under this Agreement taken by the Underwriters jointly or by the firm signing below on behalf of you as the Representative will be binding upon all the Underwriters.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Wachovia Parties and the Underwriters.

Very truly yours,

WACHOVIA CORPORATION

By:
Name:
Title:

WACHOVIA PREFERRED FUNDING HOLDING CORP.

By:
Name:
Title:

WACHOVIA PREFERRED FUNDING CORP.

By:
Name:
Title:

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

WACHOVIA SECURITIES, INC.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Securities
Wachovia Securities, Inc.	[ ]

Total	12,000,000

EXHIBIT A

FORM OF WACHOVIA LEGAL OPINION
LETTERHEAD OF ROSS E. JEFFRIES, JR.

                    January [        ], 2003

Wachovia Securities, Inc.
As Representative of the several Underwriters
C/o Wachovia Securities, Inc.
One Wachovia Center
Charlotte, North Carolina 28288

Ladies and Gentlemen:

This opinion is delivered to you pursuant to Section 6(c) of the Underwriting Agreement dated January [        ], 2003 (the “Underwriting Agreement”), among Wachovia Securities, Inc., as representative of the underwriters named in Schedule I thereto (the “Underwriters”), Wachovia Preferred Funding Corp. (the “Company”), Wachovia Preferred Funding Holding Corp. (“Holding”), and Wachovia Corporation (“Wachovia”, and together with the Company and Holding, the “Wachovia Parties”), relating to the sale by Holding of 12,000,000 shares (the “Securities”) of 7.25% noncumulative exchangeable perpetual preferred securities, Series A (liquidation preference $25.00 per preferred security) of the Company.

I am a Senior Vice President and Assistant General Counsel of Wachovia and in rendering this opinion I have examined such corporate records, certificates and other documents, and such questions of law as I have considered necessary or appropriate for the purposes of this opinion. I am licensed to practice law only in the State of North Carolina and in rendering this opinion I am opining only as to the laws of the States of North Carolina, Delaware and New York and of the United States. With respect to all matters of New York law, I have, with your approval, relied upon the opinion, dated the date hereof, of Sullivan & Cromwell LLP, and my opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Sullivan & Cromwell LLP. In rendering the following opinion, with your approval, I have relied as to certain matters on information obtained from public officials, officers of Wachovia and other sources believed by me to be responsible. Registration Statement Nos. 333-[            ] and 333-[            ] are hereinafter collectively called the “Registration Statement”. Capitalized terms used in this opinion that are not defined herein have the same meanings as provided in the Underwriting Agreement.

Subject to the foregoing and on the basis of such examination, I advise you that, in my opinion:

(i)    Each of Wachovia and the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized, with corporate power and authority under such laws to own its material properties and to conduct its business substantially in the manner in which it presently conducts such business.

(ii)    To my knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any Wachovia Party or its or their property of a character required to be disclosed in the Registration Statement that is not adequately disclosed in the Prospectus.

(iii)    To my knowledge, none of Wachovia and the Company is in violation or default of (a) any provision of their respective articles, certificate, charter or bylaws, as the case may be, (b) any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to me to which Wachovia or the Company is a party, or (c) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over Wachovia or the Company or any of its or their respective properties, as applicable, except, in the case of clauses (b) and (c) above, where such violation or default could not reasonably be expected, either individually or in the aggregate with all other violations and defaults referred to in this paragraph (if any), to have a material adverse effect on Wachovia or the Company, together with their respective subsidiaries, taken as a whole. To my knowledge, Holding is not in violation or default of any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to me which Holding is a party, except where such violation or default could not be reasonably expected, either individually or in the aggregate with all other violations and defaults referred to herein, to have a material adverse effect on Holding, together with its subsidiaries, taken as a whole.

(iv)    The Underwriting Agreement and the Deposit Agreement have each been duly authorized, executed and delivered by, and the Deposit Agreement is a valid and binding obligation of, each of the applicable Wachovia Parties that is a party thereto, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. The execution, delivery and performance of the Underwriting Agreement and the Deposit Agreement by each of Wachovia and the Company, the issuance and delivery of the Wachovia Securities by Wachovia, and compliance with the provisions hereof and thereof by each of Wachovia and the Company will not constitute a breach of or default under: (a) any provision of their respective articles, certificate, charter or bylaws, as the case may be, (b) any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to me to which Wachovia or the Company is a party, or (c) to my knowledge, any law, order, rule, regulation or decree of any court, governmental agency or authority located in the United States having jurisdiction over Wachovia or the Company or any of their subsidiaries or any property of any Wachovia Party, which breach or default could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on Wachovia or the Company, together with their respective subsidiaries, taken as a whole. The execution and performance of the

Underwriting Agreement by Holding, and compliance with the provisions thereof by Holding will not constitute a breach of or default under any material agreement, indenture or other instrument relating to indebtedness for money borrowed known to me to which Holding is a party, which breach or default could not reasonably be expected, either individually or in the aggregate, to have a material adverse effect on Holding, together with its subsidiaries, taken as a whole.

(v)    No regulatory consent, authorizations, approvals or filings are required to be obtained or made by Holding, the Company or Wachovia under the Federal laws of the United States or the laws of the State of North Carolina (a) for the issuance and sale of the Securities, or (b) for the entry by Holding, the Company, and Wachovia into the Underwriting Agreement and the consummation of the transactions contemplated therein, other than such regulatory consents, authorizations or filings as have been made or obtained; provided, however, that for purposes of this paragraph (v), I express no opinion with respect to state securities laws, other antifraud laws or fraudulent transfer laws.

(vi)    The Registration Statement has become effective under the Act and the Prospectus was filed on January [            ], 2003 pursuant to Rule 424(b) under the Securities Act; to the best of my knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened under the Securities Act; each part of the Registration Statement, when such part became effective (including those documents incorporated by reference), any amendments thereof filed prior to the date hereof, as of their respective effective dates, and the Registration Statement and the Prospectus appeared on their face to be appropriately responsive, in all material respects relevant to the offering of the Securities, to the requirements of the Act and the respective rules and regulations of the Commission thereunder; I have no reason to believe that, insofar as relevant to the offering of the Securities, any part of the Registration Statement, when such part became effective, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or that, as of the date and time of delivery of this letter, the Prospectus contained any untrue statement of a material fact or omitted to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Company’s and Wachovia’s authorized equity capitalization are as set forth in the Prospectus and Registration Statement; and the statements in the Prospectus under the captions “Description of the Series A Preferred Securities”, “Description of Wachovia Depositary Shares”, and “Description of Other Wachovia Funding Capital Stock” constitute a fair summary of the matters therein described. For purposes of this paragraph, I am expressing no opinion as to (a) the financial statements or other financial data contained in any part of the Registration Statement or the Prospectus, (b) any statements or omissions made in reliance upon or in conformity with information furnished in writing to any Wachovia Party by the Representative on behalf of the Underwriters for use therein, (c) any statements, omissions or information relating to the matters set forth under the caption “Federal Income Tax Considerations” or “ERISA Considerations” in the Prospectus, or (d) any

statements, omissions or information relating to non-U.S. matters or information contained in the Prospectus.

(vii)    The Securities have been duly authorized and validly issued by the Company and are fully paid and nonassessable; the issuance of the Securities is not subject to preemptive or other similar rights; the Securities are directly owned by Holding free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and upon the delivery of and payment for the Securities on the Closing Date in accordance with the Agreement, the Underwriters will acquire valid and unencumbered title to the Securities to be delivered by Holding.

(viii)    The Wachovia Securities have been duly authorized and validly reserved for issuance upon the occurrence of a Conditional Exchange (as defined in the Prospectus), and upon the occurrence of such a Conditional Exchange, may be validly issued, fully paid and non-assessable and will not be issued in violation of the preemptive or other similar rights of any securityholder of Wachovia, and may be freely deposited by Wachovia with the Depositary against issuance of Depositary Receipts evidencing Depositary Shares; and upon issuance by the Depositary of Depositary Receipts evidencing Depositary Shares against the deposit of Wachovia Securities in respect thereof in accordance with the provisions of the Deposit Agreement, such Depositary Receipts will be duly and validly issued and the persons in whose names the Depositary Receipts are registered will be entitled to the rights specified therein and in the Deposit Agreement.

(ix)    All of the outstanding shares of capital stock of each of the Bank, Holding, the Company and the Company’s subsidiaries, have been duly and validly authorized and issued and are fully paid and nonassessable, and except as otherwise set forth in the Prospectus and the Registration Statement, are owned by the applicable Wachovia Party either directly or through wholly-owned subsidiaries free and clear of any perfected security interest and any other security interest, claim, lien or encumbrance.

(x)    To my knowledge, none of the Wachovia Parties nor the Bank is party to or otherwise the subject of any consent decree, memorandum of understanding, written commitment or other written supervisory agreement with any federal or state bank regulatory authority or agency in the United States charged with their supervision or insurance.

This opinion is solely for the benefit of the Underwriters and neither it nor its contents may be published, communicated or otherwise made available, in whole or in part, to any other person or entity without, in each instance, my specific prior written consent. Other than the Underwriters, no one is entitled to rely on this opinion, except that Sullivan & Cromwell LLP may rely on this opinion as to matters of North Carolina law.

Very truly yours,

Ross E. Jeffries, Jr.

EXHIBIT B-1

[Letterhead of Sullivan & Cromwell LLP]

January [            ], 2003

Wachovia Securities, Inc.,
As Representative of the Several Underwriters,
c/o Wachovia Securities, Inc.,
One Wachovia Center,
Charlotte, North Carolina 28288

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters (the “Underwriters”) named in Schedule I to the Underwriting Agreement, dated January [            ], 2003 (the “Underwriting Agreement”), among Wachovia Preferred Funding Corp., a Delaware corporation (the “Company”), Wachovia Corporation, a North Carolina corporation (“Wachovia”), Wachovia Preferred Funding Holding Corp., a California corporation (“Holding”), and you, as Representative of the several Underwriters, of 12,000,000 shares (the “Series A Preferred Securities”) of 7.25% Non-cumulative Series A Preferred Securities, liquidation preference $25.00 per security, of the Company, conditionally exchangeable for Depositary Shares of Wachovia (the “Depositary Shares”), each representing 1/6th of one share of Series G, Class A Preferred Stock, without par value and a liquidation preference of $150.00 per share (the “Wachovia Preferred Stock”), of Wachovia, to be issued pursuant to the Deposit

B-1-1

Agreement, dated November 25, 2002, among Wachovia, Wachovia Bank, National Association, a national banking association, as the depositary, and holders from time to time of the Depositary Shares, we, as counsel for the Company, Wachovia and Holding have examined such corporate records, certificates and other documents, and such questions of law, as we have considered necessary or appropriate for the purposes of this opinion. Capitalized terms used but not otherwise defined herein shall have the meaning assigned to them in the Certificate of Designations, Preferences and Rights of the Series A Preferred Securities as filed with the Secretary of State of the State of Delaware on November 22, 2002 (the “Certificate of Designations”).

Upon the basis of such examination, it is our opinion that:

1.    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware.

2.    Wachovia has been duly incorporated and is an existing corporation in good standing under the laws of the State of North Carolina.

3.    Holding has been duly incorporated and is an existing corporation in good standing under the laws of the State of California.

4.    The Series A Preferred Securities have been duly authorized and validly issued and are fully paid and nonassessable.

5.    The Wachovia Preferred Stock initially issuable upon a Conditional Exchange of the Series A Preferred Securities have been duly authorized and reserved for issuance upon such Conditional Exchange and, when issued upon such Conditional Exchange, will be validly issued, fully paid and nonassessable.

B-1-2

6.    The Underwriting Agreement has been duly authorized, executed and delivered by the Company, Wachovia and Holding.

7.    Neither the Company, Wachovia nor Holding is, or after giving effect to the offering and sale of the Series A Preferred Securities will be, an “investment company”, as defined in the Investment Company Act of 1940, as amended.

In connection with our opinion set forth in paragraph (7) above, we have relied upon a certificate of the Company, acting through its Senior Vice President, as to the activities and assets of the Company, and certain of its subsidiaries.

The foregoing opinion is limited to the Federal laws of the United States, the laws of the State of New York, the General Corporation Law of the State of Delaware and the laws of the State of California, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. With respect to all matters of North Carolina law, we have, with your approval, relied upon the opinion, dated January [            ], 2003, of Ross E. Jeffries, Jr., Senior Vice President and Assistant General Counsel of Wachovia, delivered to you pursuant to Section 6(c) of the Underwriting Agreement, and our opinion is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in such opinion of Mr. Jeffries. Also, with your approval, we have relied as to certain matters on information obtained from public officials, officers of the Company, Wachovia and Holding and other sources believed by us to be responsible, and we have assumed that the certificates representing the Series A Preferred Securities and the Wachovia Preferred Stock conform to the specimens thereof examined by us, that the certificates representing the Series A Preferred Securities have been duly countersigned by a transfer agent and duly registered with a registrar of the Series A Preferred Securities, that the certificates representing the Wachovia Preferred Stock will be duly countersigned by a

B-1-3

transfer agent and will be duly registered with a registrar of the Wachovia Preferred Stock, and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

B-1-4

EXHIBIT B-2

[Letterhead of Sullivan & Cromwell LLP]

January [    ], 2003

Wachovia Securities, Inc.,
        As Representative of the Several Underwriters,
                c/o Wachovia Securities, Inc.,
                        One Wachovia Center,
                                Charlotte, North Carolina 28288.

Ladies and Gentlemen:

This is with reference to the registration under the Securities Act of 1933 (the “Act”) of (i) 12,000,000 shares of 7.25% Non-cumulative Series A Preferred Securities, liquidation preference $25.00 per security, of Wachovia Preferred Funding Corp., a Delaware corporation (the “Company”), (ii) 3,000,000 shares of Series G, Class A Preferred Stock, liquidation preference $150.00 per share (the “Wachovia Preferred Stock”), of Wachovia Corporation, a North Carolina corporation (“Wachovia”), and (iii) 12,000,000 Depositary Shares of Wachovia, each representing  1/6th of one share of the Wachovia Preferred Stock. The Registration Statement was filed on Form S-3 under the Act, and accordingly the Registration Statement and the Prospectus dated January •, 2003, filed pursuant to Rule 424(b) under the Act (the “Prospectus”) do not necessarily contain a current description of the Company’s and

B-2-1

Wachovia’s business and affairs since, pursuant to that Form, the Registration Statement and the Prospectus incorporate by reference certain documents filed with the Securities and Exchange Commission (the “Commission”) which contain information as of various dates. When the Registration Statement was declared effective by the Commission, the form of prospectus included therein omitted certain information in reliance upon Rule 430A under the Act. Such information is contained in the Prospectus and, as provided in Rule 430A, is deemed to be part of the Registration Statement as of the time it was declared effective.

As counsel to the Company and Wachovia, we reviewed the Registration Statement and the Prospectus, participated in discussions with your representatives and those of the Company and Wachovia and their accountants, and advised the Company and Wachovia as to the requirements of the Act and the applicable rules and regulations thereunder. On the basis of the information that we gained in the course of the performance of the services referred to above, considered in the light of our understanding of the applicable law (including the requirements of Form S-3 and the character of the prospectus contemplated thereby) and the experience we have gained through our practice under the Act, we confirm to you that, in our opinion, the Registration Statement, as of its effective date, and the Prospectus, as of the date of the Prospectus, appeared on their face to be appropriately responsive in all material respects to the requirements of the Act and the applicable rules and regulations of the Commission thereunder. Further, nothing that came to our attention in the course of our review has caused us to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of the date of the Prospectus, contained any untrue statement of a material fact or omitted to state any material fact

D-2-1

necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus except for those made under the captions “Description of the Series A Preferred Securities”, “Description of Other Wachovia Funding Capital Stock” and “ERISA Considerations” insofar as they relate to provisions of documents therein described. Also, we do not express any opinion or belief as to the financial statements or other financial data contained in the Registration Statement or the Prospectus.

This letter is furnished by us as counsel for the Company and Wachovia to you as Representative of the several Underwriters and is solely for the benefit of the several Underwriters.

Very truly yours,

D-2-1